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                                                                   EXHIBIT 4.61

     GENERAL SECURITY AGREEMENT - FLOATING CHARGE ON LAND

1.   SECURITY INTEREST

     (a) For value received, the undersigned ("Debtor") hereby grants to ROYAL BANK OF CANADA ("RBC") a security interest, mortgage and charge (hereinafter collectively referred to as the "Security Interest") as hereinafter provided:

          (i) a security interest in the undertaking of Debtor and all of Debtor's present and after acquired personal property including, without limitation, all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

               (A)  all Inventory of whatever kind and wherever situate;

               (B) all equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

               (C) all Accounts and book debts and generally all debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured and whether arising in connection with an interest in real or personal property or otherwise, including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor ("Debts");

               (D) all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

               (E)  all contractual rights and insurance claims;

               (F) all patents, industrial designs, trade-marks, trade secrets and know-how including without limitation environmental technology and biotechnology, confidential information, trade-names, goodwill, copyrights, personality rights, plant breeders' rights, integrated circuit topographies, software and all other forms of intellectual and industrial property, and any registrations and applications for
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                    registration of any of the foregoing (collectively
                    "Intellectual Property"); and

               (G) all lists, records and files relating to debtors, customers, clients and patients;

          (ii) a mortgage and charge as and by way of a floating charge, in all of Debtor's present and after acquired interest in property, assets and undertaking not secured in (i) above, including all real, immoveable and leaseholds property and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including without limitation, all structures, plant and other fixtures now owned or hereafter owned or acquired by or on behalf of Debtor, and including without limitation all present and after acquired coal leases and coal licences, including without limitation the coal leases and licences listed in Schedule C, together with any renewals and replacements to them (hereinafter collectively referred to as "Real Property");

          (iii) a mortgage and charge as and by way of a fixed and specific charge, and a security interest in, all of Debtor's present and after acquired interest in coal leases and licences, including without limitation the coal leases and licences listed in Schedule C, together with any renewals and replacements to them; and

          (iv) a security interest in all property described in Schedule "C" or any replacement or additional Schedule "C" now or hereafter annexed hereto; and a security interest in all proceeds and renewals thereof, accretions thereto and substitution therefor, all of the foregoing being hereinafter collectively referred to as the "Collateral".

     (b) The Security Interest granted hereby shall not extend or apply to and Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

     (c) The terms "Goods", "Chattel Paper", "Document of Title", "Instrument", "Intangible", "Security", "proceeds", "Inventory", "equipment", "accession", "Money", "Account", "financing statement" and "financing change statement" whenever used herein shall be interpreted pursuant to their respective meanings when used in the Personal Property Security Act of the province where the herein mentioned branch of RBC is located, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "P.P.S.A.". Provided always that the term "Goods" when used herein shall not include "consumer goods" of Debtor as that term is defined in the P.P.S.A. and the term "Inventory" when used herein shall include livestock and the young thereof after conception and crops that become such during the term of this Security Agreement. Any reference herein to "Collateral"
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shall, unless the context otherwise requires, be deemed a reference to
"collateral or any part thereof' .

2.   INDEBTEDNESS SECURED

     The Security Interest granted hereby secures payment and performance of any and all obligation, indebtedness and liability of Debtor to RBC (including interest thereon) present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether Debtor be bound alone or with another or others and whether as principal or surety (hereinafter collectively called the "Indebtedness"). If the Security Interest in the Collateral is not sufficient, in the event of default, to satisfy all Indebtedness of Debtor, Debtor acknowledges and agrees that Debtor shall continue to be liable for any Indebtedness remaining outstanding and RBC shall be entitled to pursue full payment thereof.

3.   REPRESENTATIONS AND WARRANTIES OF DEBTOR

     Debtor represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

     (a) the Collateral is genuine and owned by Debtor free of all security interests, mortgages, lien claims, charges, licences, leases, infringements by third parties, encumbrances or other adverse claim or interests (hereinafter collectively called "Encumbrances"), save for the Security Interest and those Encumbrances shown on Schedule "A" or hereafter approved in writing by RBC, prior to their creation or assumption;

     (b) all Intellectual Property applications and registrations are valid and in good standing and Debtor is the owner of the applications and registrations;

     (c) each Debt, Chattel Paper and Instrument constituting Collateral is enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor"), and the amount represented by Debtor to RBC from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defence, set off, claim or counterclaim against Debtor which can be asserted against RBC, whether in any proceeding to enforce Collateral or otherwise;

     (d) the locations specified in Schedule "B" as to business operations and records are accurate and complete and with respect to Real Property and Goods (including Inventory) constituting Collateral, the locations specified in Schedule "B" are accurate and complete save for Goods in transit to such locations and Inventory on lease or consignment; and all buildings, fixtures or Goods about to become fixtures and all crops and all oil, gas or other minerals to be extracted and all timber to be cut which forms part of the Collateral will be situate at one of such locations;
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     (e) Debtor has disclosed to RBC all environmental and other matters which could have a material effect on the financial condition or operations of Debtor; and

     (f) the execution, delivery and performance of the obligations under this Security Agreement and the creation of any security interest in or assignment hereunder of Debtor's rights in the Collateral to RBC will not result in a breach of any agreement to which Debtor is a party.

4.   COVENANTS OF THE DEBTOR

     So long as this Security Agreement remains in effect Debtor covenants and agrees:

     (a) to defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein; to diligently initiate and prosecute legal action against all infringers of Debtor's rights in Intellectual Property; to take all reasonable action to keep the Collateral free from all Encumbrances, except for the Security Interest, licences which are compulsory under federal or provincial legislation and those shown in Schedule "A" or hereafter approved in writing by RBC, prior to their creation or assumption; and not to sell, exchange, transfer, assign, lease, license or otherwise dispose of Collateral or any interest therein without the prior written consent of RBC; provided always that, until default, Debtor may, in the ordinary course of Debtor's business, sell or lease Inventory and, subject to Clause 7 hereof, use Money available to Debtor;

     (b) to notify RBC promptly of:

          (i) any change in the information contained herein or in the Schedules hereto relating to Debtor, Debtor's business or Collateral;

          (ii) the details of any significant acquisition of Collateral;

          (iii) the details of any claims or litigation affecting Debtor or Collateral;

          (iv) any loss or damage to Collateral;

          (v) any default by any Account Debtor in payment or other performance of its obligations with respect to Collateral; and

          (vi) the return to or repossession by Debtor of Collateral;

     (c) to keep Collateral in good order, condition and repair and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance; to keep all agreements, registrations and applications relating to Intellectual Property and intellectual property used by Debtor in its business in good standing and to renew all agreements and registrations as may be necessary or desirable to protect Intellectual Property, unless otherwise agreed in writing by RBC; to apply to register all existing and future copyrights, trade-marks, patents, integrated circuit topographies and industrial designs whenever it is commercially reasonable to do so;
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     (d) to do, execute, acknowledge and deliver such financing statements, financing change statements and further assignments, transfers, caveats, mortgages, notices, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by RBC of or with respect to Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;

     (e) to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of Debtor or Collateral as and when the same become due and payable;

     (f) to insure Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as RBC shall reasonably direct with loss payable to RBC and Debtor, as insureds, as their respective interests may appear, and to pay all premiums therefor;

     (g) to prevent Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

     (h) to carry on and conduct the business of Debtor in accordance with all applicable laws, in a proper and efficient manner and so as to protect and preserve Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for Debtor's business as well as accurate and complete records concerning Collateral, and mark any and all such records and Collateral at RBC's request so as to indicate the Security Interest; and

     (i) to deliver to RBC from time to time promptly upon request:

          (i) any Documents of Title, Instruments, Securities, Chattel Paper and duplicate certificates of title to Real Property constituting, representing or relating to Collateral;

          (ii) all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same;

          (iii) all financial statements prepared by or for Debtor regarding Debtor's business;

          (iv) all policies and certificates of insurance relating to Collateral; and

          (v) such information concerning Collateral, Debtor and Debtor's business and affairs as RBC may reasonably request.

5.   USE AND VERIFICATION OF COLLATERAL

     Subject to compliance with Debtor's covenants contained herein and Clause 7 hereof, Debtor may, until default, possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of Debtor's business in any manner not inconsistent with the provisions hereof;
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provided always that RBC shall have the right at any time and from time to time to verify compliance by Debtor with Debtor's obligations under this Security Agreement (including through inquiries with governmental agencies) and the existence and state of the Collateral in any manner RBC may consider appropriate and Debtor agrees to furnish all assistance and information and to perform all such acts as RBC may reasonably request in connection therewith and for such purpose to grant to RBC or its agents access to all places where Collateral may be located and to all premises occupied by Debtor.

6.   SECURITIES

     If Collateral at any time includes Securities, Debtor authorizes RBC to transfer the same or any part thereof into its own name or that of its nominee(s) so that RBC or its nominee(s) may appear of record as the sole owner thereof; provided that, until default, RBC shall deliver promptly to Debtor all notices or other communications received by it or its nominees) as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall issue to Debtor or its order a proxy to vote and take all action with respect to such Securities. After default, Debtor waives all rights to receive any notices or communications received by RBC or its nominee(s) as such registered owner and agrees that no proxy issued by RBC to Debtor or its order as aforesaid shall thereafter be effective.

7.   COLLECTION OF DEBTS

     Before or after default under this Security Agreement, RBC may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to RBC. Debtor acknowledges that any payments on or other proceeds of Collateral received by Debtor from Account Debtors, whether before or after notification of this Security Interest to Account Debtors and whether before or after default under this Security Agreement shall be received and held by Debtor in trust for RBC and shall be turned over to RBC upon request.

8.   INCOME FROM AND INTEREST ON COLLATERAL

     (a) Until default, Debtor reserves the right to receive any Money constituting income from or interest on Collateral and if RBC receives any such Money prior to default, RBC shall either credit the same against the Indebtedness or pay the same promptly to Debtor.

     (b) After default, Debtor will not request or receive any Money constituting income from or interest on Collateral and if Debtor receives any such Money without any request by it, Debtor will pay the same promptly to RBC.

9.   INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS

     (a) Whether or not default has occurred, Debtor authorizes RBC:

          (i) to receive any increase in or profits on Collateral (other than Money) and to hold the same as part of collateral. Money so received shall be treated as income for the purposes of Clause 8 hereof and dealt with accordingly; and
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          (ii) to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of Collateral; to surrender such Collateral in exchange therefor; and to hold any such payment or distribution as part of Collateral.

     (b) If Debtor receives any such increase or profits (other than Money) or payments or distributions, Debtor will deliver the same promptly to RBC to be held by RBC as herein provided.

10.  DISPOSITION OF MONEY

     Subject to any applicable requirements of the P.P.S.A. or other applicable law, all Money collected or received by RBC pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied on account of Indebtedness in such manner as RBC deems best or, at the option of RBC, may be held unappropriated in a collateral account or released to Debtor, all without prejudice to the liability of Debtor or the rights of RBC hereunder, and any surplus shall be accounted for as required by law.

11.  EVENTS OF DEFAULT

     The happening of any of the following events or conditions shall constitute default hereunder which is herein referred to as "default":

     (a) the nonpayment when due, whether by acceleration or otherwise, of any principal or interest forming part of Indebtedness or the failure of Debtor to observe or perform any obligation, covenant, term, provision or condition contained in this Security Agreement or any other agreement between Debtor and RBC;

     (b) the death of or a declaration of incompetency by a court of competent jurisdiction with respect to Debtor, if an individual;

     (c) the bankruptcy or insolvency of Debtor; the filing against Debtor of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by Debtor; the appointment of a receiver or trustee for Debtor or for any assets of Debtor or the institution by or against Debtor of any other type of insolvency proceeding under the Bankruptcy and Insolvency Act or otherwise;

     (d) the institution by or against Debtor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Debtor;

     (e) if any Encumbrance affecting Collateral becomes enforceable against Collateral;

     (f) if Debtor ceases or threatens to cease to carry on business or makes or agrees to make a sale of a substantial portion of Debtor's assets or commits or threatens to commit an act of bankruptcy;
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     (g) if any execution, sequestration, extent or other process of any court becomes enforceable against Debtor or if a distress or analogous process is levied upon the assets of Debtor or any part thereof; and

     (h) if any certificate, statement, representation, warranty or audit report heretofore or hereafter furnished by or on behalf of Debtor pursuant to or in connection with this Security Agreement or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to RBC to extend any credit to or to enter into this or any other agreement with Debtor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Debtor; or if upon the date of execution of this Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit report, which change shall not have been disclosed to RBC at or prior to the time of such execution.

11A. REAL PROPERTY

     (a) For the purposes of any application to register a crystallized floating charge under the Land Title Act (British Columbia) against any Real Property, the floating charge created by this Security Agreement shall be crystallized and become a fixed charge upon the earliest of:

          (i)  any one of the events described in Clause 11 hereof;

          (ii) a declaration by RBC pursuant to Clause 12 hereof; or

          (iii) RBC taking any action pursuant to Clause 13 hereof to appoint a receiver or to enforce its Security Interest or realize upon all or any part of the Collateral.

     (b) In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Security Agreement.

12.  ACCELERATION

     RBC, in its sole discretion, may declare all or any part of Indebtedness which is not by its terms payable on demand to be immediately due and payable, without demand or notice of any kind, in the event of default, or, if RBC considers itself insecure or that the Collateral is in jeopardy. The provisions of this clause are not intended in any way to affect any rights of RBC with respect to any Indebtedness which may now or hereafter be payable on demand.

13.  REMEDIES

     (a) Upon default, RBC may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of RBC or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in its stead. Any such Receiver shall, so far as concerns responsibility for its acts, be deemed the agent of Debtor and not RBC,
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and RBC shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any such Receiver, its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of Debtor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Debtor, enter upon, use and occupy all premises owned or occupied by Debtor constituting Collateral or wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Debtor's business or as security for loans or advances to enable the Receiver to carry on Debtor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by RBC, all Money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and paid over to RBC. Every such Receiver may, in the discretion of RBC, be vested with all or any of the rights and powers of RBC.

     (b) Upon default, RBC may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of the foregoing sub-clause (a).

     (c) RBC may take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon default, RBC may sell, lease, license or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to RBC may seem reasonable.

     (d) In addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and RBC and in addition to any other rights RBC may have at law or in equity, RBC shall have, both before and after default, all rights and remedies of a secured party under the P.P.S.A. provided always, that RBC shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, RBC shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper or prior encumbrances on any Real Property whether Collateral or proceeds and whether or not in RBC's possession and shall not be liable or accountable for failure to do so.

     (e) Debtor acknowledges that RBC or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and Debtor agrees upon request from RBC or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed.

     (f) Debtor agrees to be liable for and to pay all costs, charges and expenses incurred by RBC or any Receiver or agent appointed by it, whether directly or for services rendered (including solicitors costs on a solicitor and his own client basis and auditors costs and other legal expenses and Receiver and agent remuneration), in operating Debtor's accounts, preparing or enforcing this Security Agreement, inspecting and determining the state of the Collateral,
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taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting Indebtedness and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by RBC or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby.

     (g) RBC will give Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made as may be required by the P.P.S.A. or other applicable law.

     (h) Upon default and receiving written demand from RBC, Debtor shall take such further action as may be necessary to evidence and effect an assignment or licensing of Intellectual Property to whomsoever RBC directs, including to RBC. Debtor appoints any officer or director or branch manager of RBC upon default to be its attorney in accordance with applicable legislation with full power of substitution and to do on Debtor's behalf anything that is required to assign, license or transfer, and to record any assignment, licence or transfer of the Collateral. This power of attorney, which is coupled with an interest, is irrevocable until the release or discharge of the Security Interest.

14.  MISCELLANEOUS

     (a) Debtor hereby authorizes RBC to file such financing statements, financing change statements, caveats, mortgages, forms, security notices and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted Encumbrances affecting Collateral or identifying the locations at which Debtor's business is carried on and Collateral and records relating thereto are situate) as RBC may deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve Collateral and to realize upon the Security Interest and Debtor hereby irrevocably constitutes and appoints the Manager or Acting Manager from time to time of the herein mentioned branch of RBC the true and lawful attorney of Debtor, with full power of substitution, to do any of the foregoing in the name of Debtor whenever and wherever it may be deemed necessary or expedient.

     (b) Without limiting any other right of RBC, whenever Indebtedness is immediately due and payable or RBC has the right to declare Indebtedness to be immediately due and payable (whether or not it has so declared), RBC may, in its sole discretion, set off against Indebtedness any and all amounts then owed to Debtor by RBC in any capacity, whether or not due, and RBC shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on RBC's records subsequent thereto.

     (c) Upon Debtor's failure to perform any of its duties hereunder, RBC may, but shall not be obligated to, perform any or all of such duties, and Debtor shall pay to RBC, forthwith upon written demand therefor, an amount equal to the expense incurred by RBC in so doing plus interest thereon from the date such expense is incurred until it is paid at the rate of 15% per annum.
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     (d) RBC may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with Debtor, debtors of Debtor, sureties and others and with Collateral and other security as RBC may see fit without prejudice to the liability of Debtor or RBC's right to hold and realize the Security Interest. Furthermore, RBC may demand, collect and sue on Collateral in either Debtor's or RBC's name, at RBC's option, and may endorse Debtor's name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral.

     (e) No delay or omission by RBC in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, RBC may remedy any default by Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of RBC granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

     (f) Debtor waives protest of any Instrument constituting Collateral at any time held by RBC on which Debtor is in any way liable and, subject to Clause 13
(g) hereof, notice of any other action taken by RBC.

     (g) This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof to enforce any rights hereunder, Debtor shall not assert against the assignee any claim or defence which Debtor now has or hereafter may have against RBC. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several and, unless the context otherwise requires, a reference to "Debtor" herein shall be deemed to be a reference to each of the undersigned.

     (h) RBC may provide any financial and other information it has about Debtor, the Security Interest and the Collateral to anyone acquiring or who may acquire an interest in the Security Interest or the Collateral from RBC or anyone acting on behalf of RBC.

     (i) Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

     (j) Subject to the requirements of Clauses 13 (g) and 14 (k) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given, in the case of RBC, if delivered to it or sent by prepaid registered mail addressed to it at its address herein set forth or as changed pursuant hereto and, in the case of Debtor, if delivered to it or if sent by prepaid registered mail addressed to it at its last address known to RBC. Either party may notify the other pursuant hereto of any change in such party's principal address to be used for the purposes hereof.
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     (k) This Security Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by RBC and is intended to be a continuing Security Agreement and shall remain in full force and effect until the Manager or Acting Manager from time to time of the herein mentioned branch of RBC shall actually receive written notice of its discontinuance; and, notwithstanding such notice, shall remain in full force and effect thereafter until all Indebtedness contracted for or created before the receipt of such notice by RBC, and any extensions or renewals thereof (whether made before or after receipt of such notice) together with interest accruing thereon after such notice, shall be paid in full.

     (l) The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

     (m) When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

     (n) In the event any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

     (o) Nothing herein contained shall in any way obligate RBC to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Indebtedness.

     (p) The Security Interest created hereby is intended to attach when this Security Agreement is signed by Debtor and delivered to RBC.

     (q) Debtor acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term "Debtor" when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby:

          (i) shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated company; and

          (ii) shall secure the "Indebtedness" (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to RBC at the time of amalgamation and any "Indebtedness" of the amalgamated company to RBC thereafter arising. The Security Interest shall attach to "Collateral" owned by each company amalgamating with Debtor, and by the amalgamated company, at the time of amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

     (r) In the event that Debtor is a body corporate, it is hereby agreed that The Limitation of Civil Rights Act and The Land Contracts (Actions) Act of the Province of Saskatchewan, or any provisions thereof, shall have no application to this Security Agreement or any agreement or instrument renewing or extending or collateral to this Security Agreement. In the event that Debtor is an agricultural corporation within the meaning of The Saskatchewan Farm Security Act, Debtor agrees with RBC that all of Part IV (other than Section 46) of that Act shall not apply to Debtor.

     (s) This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the province where the herein mentioned branch of RBC is located including, where applicable, the P.P.S.A. and the Land Title Act.

15.  COPY OF AGREEMENT AND FINANCING STATEMENT

     (a) Debtor hereby acknowledges receipt of a copy of this Security
Agreement.

     (b) Debtor waives Debtor's right to receive a copy of a financing statement or financing change statement registered by RBC or any verification statement pertaining to a registration by RBC.

INDIVIDUAL DEBTOR

SURNAME (LAST NAME)

FIRST NAME                               SECOND NAME

ADDRESS OF INDIVIDUAL DEBTOR             DATE OF BIRTH

                                         YEAR   MONTH   DAY
CITY                                     PROVINCE   POSTAL CODE

SURNAME (LAST NAME)

FIRST NAME                               SECOND NAME

ADDRESS OF INDIVIDUAL DEBTOR             DATE OF BIRTH

                                         YEAR   MONTH   DAY
CITY                                     PROVINCE   POSTAL CODE

BUSINESS DEBTOR

NAME OF BUSINESS DEBTOR
PINE VALLEY COAL LTD.

ADDRESS OF BUSINESS DEBTOR
SUITE 501 - 535 THURLOW STREET

CITY        PROVINCE   POSTAL CODE
VANCOUVER   B.C.       V6E 3L2

IN WITNESS WHEREOF Debtor has executed this Security Agreement on the date specified below.

                                 EXECUTION
                                   DATE
                                ----------
                                 Y   M   D
                                            PINE VALLEY COAL LTD.


/s/ Gord Baizley                            /s/ Martin Rip
------------------------------              ------------------------------------
WITNESS/OFFICER SIGNATURE*      05  09  16  Per: Martin Rip
                                            Title:
                                                   -----------------------------

Gord Baizley
Name
     -------------------------

------------------------------
*Address                                    **Carrying on Business as:

------------------------------              ------------------------------------
*Address

------------------------------              ------------------------------------
*Professional Capacity                      (Principal Address)

                                            ------------------------------------
                                            (City, Town, etc. & Province)

BRANCH ADDRESS

Royal Centre Branch
1025 West Georgia Street
Vancouver, B.C.

*    Officer certification required in B.C. only

*    OFFICER CERTIFICATION

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996. c. 124, to take affidavits for use in British Columbia and certifies the matters set out in
Part 5 of the Land Title Act as they pertain to the execution of this instrument.

                                  SCHEDULE "A"

                       (Encumbrances Affecting Collateral)

(a) any "purchase money security interest" or vendor's hypothec or other Lien on equipment (as defined in the Personal Property Security Act (British Columbia)) used by the Borrower in the operation of its business and which is not for resell, lease or rental to its customers which is assumed, created or reserved to secure the unpaid purchase price of such equipment after the date hereof provided that any such Lien is limited to the equipment so acquired, does not include, charge, apply or attach to the Equipment, and that the principal amount secured thereby is not increased;

(b)  Liens in favour of RBC;

(c)  Liens consented to by RBC in writing; and

(d)  the following liens in favour of each of the secured parties set out below:

(i)  Operating Leases

                                              MONTHLY
                                           PAYMENT (NET
    ITEM LEASED         LEASING COMPANY      OF GST)      LEASE TERM   START DATE
    -----------       ------------------   ------------   ----------   ----------
Ricoh                 IOS Financial            770.40       4 years     13-Jan-05
Photocopiers          Services
Ford F350             Crowfoot Ford            869.23       3 years      1-Mar-05
Pickup
Ford F150             Crowfoot Ford            735.09       3 years      5-Jan-05
Ford F150             Peplinskis Ford        1,240.27       3 years      8-Jul-04
Ford E350             Ford Credit Canada       825.69       3 years      2-May-05
FordF250              Ford Credit Canada       648.51       3 years      2-May-05
Back Hoe              Komatsu                3,104.00       3 years     15-Aug-05
                      International
Site Office           ATCO                     783.00
Trailer (serial no.
152005322)

Trailer (serial no.   ATCO                     783.00
152005322)

(ii) Financing Leases

                                   MONTHLY
                                PAYMENT (NET
ITEM LEASED   LEASING COMPANY     OF GST)      LEASE TERM   START DATE
-----------   ---------------   ------------   ----------   ----------
Trailer       Onset Capital       3,013.00       6 years     1-Oct-04
HPP Plotter   IOS Financial         659.93       4 years     1-Apr-05
              Services

Skid Steer    CNH Capital         5,329.50       1 year      6-May-05

(iii) Other Secured Parties

     1. Liens in favour of the Bank of Montreal having base registration numbers 345961C and 471008C, relating to collateral described as

          a.   LF269 - Instrument described as GIC 0004-9705087

          b. LF269 - Instrument described as no. 0004-9594-006 in the amount of $50,000; and

     2. Security granted to the Rockside Foundation, as set out in separate agreements between RBC and The Rockside Foundation;

(iv) PPSA Registrations

                         BRITISH COLUMBIA LIENS SCHEDULE

DEBTOR          Falls Mountain Coal Inc. and Pine Valley Mining Corporation

SECURED PARTY   Onset Capital Corporation

BASE REG. NO.   007066C

EXPIRY DATE     October 27, 2011

COLLATERAL      Portable building(s)

DEBTOR          Falls Mountain Coal Inc. and Pine Valley Mining Corporation

SECURED PARTY   Crowfoot Ford Sales Limited

BASE REG. NO.   122026C

EXPIRY DATE     January 5, 2009

COLLATERAL      Motor Vehicle, 2005 Ford F150 Supercab with serial no. 1
                FTRX14W25NA61237

DEBTOR          Falls Mountain Coal Inc. and Pine Valley Mining Corporation

SECURED PARTY   Crowfoot Ford Sales Limited

BASE REG. NO.   122080C

EXPIRY DATE     January 5, 2009

COLLATERAL      Motor Vehicle, 2005 Ford F150 Subercrew with serial no. 1
                FTRW14W05KC47704

DEBTOR          Falls Mountain Coal Inc.

SECURED PARTY   ATCO Structures Inc.

BASE REG. NO.   236074C

EXPIRY DATE     March 15, 2006

COLLATERAL      Manufactured Home, 2000 10 x 52 Office with serial no. 152005322

DEBTOR          Falls Mountain Coal Inc.

SECURED PARTY   Ford Credit Canada Limited

BASE REG. NO.   314070C

EXPIRY DATE     April 27, 2008

COLLATERAL      Motor Vehicle, 2005 Ford E350 with serial no. 1 FBNE31 L65HB26202

DEBTOR          Falls Mountain Coal Inc.

SECURED PARTY   Ford Credit Canada Leasing Company

BASE REG. NO.   342076C

EXPIRY DATE     May 11, 2008

COLLATERAL      Motor Vehicle, 2005 Ford F250 with serial no. 1FTSX21525EB84233

DEBTOR          Falls Mountain Coal Inc.

SECURED PARTY   CNH Capital Canada Ltd.

BASE REG. NO.   350631C

EXPIRY DATE     May 17, 2006

COLLATERAL      Motor Vehicle, 2005 NEWHOL LS190 with serial no. LMUO22795

DEBTOR          Pine Valley Mining Corporation

SECURED PARTY   Jim Peplinski's Auto Leasing Ltd.

BASE REG. NO.   806480B

EXPIRY DATE     July 7, 2008

COLLATERAL      Motor Vehicle, 2004 Ford F150 with serial no. 1 FTPW14504KD02455

DEBTOR          Falls Mountain Coal Inc.

SECURED PARTY   Komatsu International Canada Inc.

BASE REG. NO.   540783C

EXPIRY DATE     August 24, 2009

COLLATERAL      Motor Vehicle, 2005 Komatsu WB150-2N, serial number A60126

                             ALBERTA LIENS SCHEDULE

DEBTOR          Pine Valley Mining Corporation and Falls Mountain Coal Inc.

SECURED PARTY   Crowfoot Ford Sales Limited

BASE REG. NO.   05022531031

EXPIRY DATE     February 25, 2009

COLLATERAL      Motor Vehicle, 2005 Ford F350 pickup with serial no. 1
                FTWF31515EB55204

SCHEDULE "B"

1.   LOCATIONS OF DEBTOR'S BUSINESS OPERATIONS

(a) Willow Creek Coal Mine Pine River Valley 45km West of the Town of Chetwynd, Peace River District, BC. NTS Map 93-0-9, longitude 122 degrees, 17' west, latitude 55 degrees 36'

(b)  Suite 501-535 Thurlow St., Vancouver, BC

(c)  Indin Lake. Leases located in the Mackenzie Mining Division of the NWT.

2.   LOCATIONS OF RECORDS RELATING TO COLLATERAL (IF DIFFERENT FROM 1, ABOVE)

3.   LOCATIONS OF COLLATERAL (IF DIFFERENT FROM 1, ABOVE)

                                  SCHEDULE "C"

                            (DESCRIPTION OF PROPERTY)

The Debtor's interest in all present and after-acquired coal leases and coal licences, including without limitation the coal leases and licences in the attached list, together with any renewals and replacements to them.

37 MATCHES

           Owner Name    Tenure Type
           ----------    -----------
CRITERIA   PINE VALLEY       Coal

                                           WORK
TENURE   CLAIM      OWNER       MAP      RECORDED                                MINING                 TAG
NUMBER    NAME     NUMBER      NUMBER       TO                STATUS            DIVISION     AREA     NUMBER
------   -----   ----------   -------   ----------   ------------------------   --------   --------   ------
327289           138283 100%  093O09W   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327290           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327291           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327292           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327293           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327294           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327296           138283 100%  093O09W   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327297           138283 100%  093O09W   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327298           138283 100%  093O09W   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327299           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327300           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327301           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327302           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327303           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327304           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327307           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha

327308           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327310           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
327312           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
327313           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
327314           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
327316           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
327318           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
327320           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
327321           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
346175           138283 100%  093O09W   1998.03.31   Demised 1998.03.31         09 LIARD    292 ha
346176           138283 100%  093O09W   1998.03.31   Demised 1998.03.31         09 LIARD    292 ha
346177           138283 100%  093O09E   1998.03.31   Demised 1998.03.31         09 LIARD    293 ha
347214           138283 100%  093O069   2006.03.31   Good Standing 2006.03.31   09 LIARD    292 ha
347215           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
347216           138283 100%  093O059   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
347217           138283 100%  093O049   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
347218           138283 100%  093O049   2006.03.31   Good Standing 2006.03.31   09 LIARD    293 ha
384195           138283 100%  093O069   2004.02.22   Forfeited 2004.02.22       09 LIARD    294 ha
384196           138288 100%  093O069   2004.02.22   Forfeited 2004.02.22       09 LIARD    292 ha
384197           138283 100%  093O069   2004.02.22   Forfeited 2004.02.22       09 LIARD    292 ha
389294           138283 100%  093O060   2006.03.31   Good Standing 2006.03.31   09 LIARD   6151 ha

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